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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 29, 2004

                           THE TOWN AND COUNTRY TRUST

             (Exact name of registrant as specified in its charter)

        Maryland                      001-12056              52-6613091

(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)         Identification No.)


100 S. Charles Street, Baltimore, MD                               21201
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (410) 539-7600
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ITEM 5.           OTHER EVENTS

         On January 29, 2004, The Town and Country Trust (the "Company") sold 1,410,000 common shares of beneficial interest, par value $.01 per share (the "Shares"), to certain investment advisory clients of Cohen & Steers Capital Management, Inc., at a price of $24.80 per share. The offering and sale of the Shares was made pursuant to a prospectus supplement dated January 29, 2004 relating to the prospectus dated January 12, 2000 included in the Company's registration statement on Form S-3 (File No. 333-93097).

         The net proceeds to the Company from the sale of the Shares are expected to be approximately $34,940,000 after deducting anticipated offering expenses. The Company intends to use the net proceeds from this offering for general corporate purposes.

ITEM 7.           EXHIBITS

 5.1 Opinion of Squire, Sanders & Dempsey L.L.P. regarding the legality of the Shares (filed herewith).

23.2              Consent of Squire, Sanders & Dempsey L.L.P. (included in
                  Exhibit 5.1).

99.1 Purchase Agreement, dated as of January 29, 2004, by and among the Company, Cohen & Steers Capital Management, Inc., and certain Purchasers named therein (filed herewith).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, The Town and Country Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        By:      /s/ Alan W. Lasker
                                             --------------------------------
                                                 Alan W. Lasker
                                                 Senior Vice President
                                                 and Chief Financial Officer


Dated:  January 29, 2004


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